SCHEDULE 14A

                    Proxy Statement Pursuant to Section 14(a)
            of the Securities Exchange Act of 1934 (Amendment No. 2)


Filed by the Registrant    [ ]

Filed by a Party other than the Registrant    [x]

Check the appropriate box:

[  ]     Preliminary Proxy Statement

[  ]     Confidential, for Use of the Commission Only (as permitted by Rule 1
         4a-6(e)(2))
[  ]     Definitive Proxy Statement
[  ]     Definitive Additional Materials

[x ]     Soliciting Material Pursuant toss. 240.14a-12


                          Nabisco Group Holdings Corp.
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                (Name of Registrant as Specified In Its Charter)

Carl C. Icahn, Barberry Corp., High River Limited Partnership, Icahn & Co., Inc. and Riverdale,LLC

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(Name of  Person(s)  Filing  Proxy  Statement,  if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[x]  No fee required.

[ ] Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

    1)       Title of each class of securities to which transaction applies:

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    2)       Aggregate number of securities to which transaction applies:

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    3)       Per unit price or other  underlying  value of  transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    4)       Proposed maximum aggregate value of transaction:

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    5)       Total fee paid:

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[  ]     Fee paid previously with preliminary materials.

[  ]     Check box if any part of the fee is offset as provided by Exchange  Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)       Amount Previously Paid:

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2)       Form, Schedule or Registration Statement No.:

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3)       Filing Party:

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4)       Date Filed:

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                              FOR IMMEDIATE RELEASE

                     Icahn To Participate in Bidding Process

                       Conducted By Nabisco Group Holdings

             Confidentiality Agreement Signed; Diligence to Commence

New York, New York. April 10, 2000. Carl C. Icahn announced today that High River Limited Partnership, an affiliate of Mr. Icahn, has entered into a confidentiality agreement with Nabisco Group Holdings Corp. (NYSE: NGH). As a result, Mr. Icahn and his affiliates will participate in the bidding process being coordinated by Morgan Stanley and Warburg Dillon Reed. The agreement allows Mr. Icahn to seek "strategic" partners to join in his bid with the consent of NGH, which is not to be unreasonably withheld. However, the agreement in no way restricts Mr. Icahn from bringing lending institutions and other sources of capital into the project. In this regard, Mr. Icahn has selected Industrial Bank of Japan (IBJ) to commence the due diligence process as soon as possible and he expects to involve other "financial" partners as well.

Under the terms of the agreement with NGH, Mr. Icahn and his affiliates are not permitted to solicit proxies from NGH stockholders, or to purchase additional NGH shares, until the earlier of July 15, 2000 or the time that NGH enters into an agreement with another purchaser. As a result, Mr. Icahn will not proceed with the proposed proxy solicitation or tender offer previously announced.

Mr. Icahn is currently the largest non-institutional stockholder of NGH, with over 31 million shares.



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   In light of the provisions of the agreement  referred to above, Mr. Icahn and
   his  affiliates   currently  do  not  intend  to  commence   either  a  proxy
   solicitation for the NGH 2000 annual stockholders meeting or a tender offer relating to shares of Nabisco Group Holdings. However, if, at some future date, a proxy solicitation for any meeting and/or a tender offer is commenced, then they will file a proxy statement and/or a tender offer statement with the Securities and Exchange Commission. Those statements would contain important information and should be read by security holders. Security holders would be able to obtain at no charge those statements and other documents when they become available on the Securities and Exchange commission's website at http://www.sec.gov. In addition, any definitive proxy statement, form of proxy, offer to purchase, letter of transmittal or notice of guaranteed delivery, would be mailed to stockholders.

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Contact:  Susan Gordon: (212) 702-4309 or Karen Kavanagh: (212) 702-4310